Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement on Form S-1 of our report dated April 30, 2025, relating to the financial statements of Wen Acquisition Corporation as of February 7, 2025, and for the period from January 13, 2025 (inception) through February 7, 2025, which is contained in that Prospectus. We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ WithumSmith+Brown, PC

New York, New York

April 30, 2025